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                                                            EXHIBIT 10(B)

            Consent of Independent Cerfitified Public Accountants

The Board of Directors
The Travelers Insurance Company

We consent to the use of our report included herein and to the reference to our firm as experts under the heading "Independent Accountants".

KPMG Peat Marwick LLP

Hartford, Connecticut
April 10, 1998